                                    WARRANT PURCHASE AGREEMENT dated as of
                                    September 17, 1997, between APOLLO
                                    INVESTMENT FUND III, L.P., a Delaware
                                    limited partnership ("AIF"), APOLLO UK
                                    PARTNERS III, L.P., a Delaware limited
                                    partnership ("Apollo UK"), APOLLO OVERSEAS
                                    PARTNERS III, L.P., a Delaware limited
                                    partnership ("Overseas," and together with
                                    AIF and Apollo UK, "Apollo"), and CHASE
                                    EQUITY ASSOCIATES, L.P., a California
                                    limited partnership ("CEA," and together with its successors and assigns hereunder, the "Holders," and individually, a "Holder").


         Reference is made to the Stock Purchase Agreement dated as of the date hereof (as the same may be amended from time to time, the "Purchase Agreement") among Apollo LCA Acquisition Corp., a Delaware corporation (together with its successors, the "Corporation"), and the Purchasers (as defined therein), including Apollo and CEA. Apollo and CEA are entering into this Agreement to provide for CEA's purchase from Apollo of warrants to purchase shares of capital stock of the Corporation that will be acquired by Apollo from the Corporation simultaneously with the closing hereunder, all on the terms and subject to the conditions set forth in this Agreement.

         ACCORDINGLY, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1.     Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

           "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York; provided, however, that any determination of a Business Day relating to a securities exchange shall mean a Business Day on which such exchange is open for trading.

           "Common Stock" shall mean the Common Stock, $.01 par value, of the Corporation.

           "Closing" shall have the meaning given to such term in Section 2.1.

           "Closing Date" shall have the meaning given to such term in Section 2.1.


           "Corporation" shall have the meaning given to such term in the Preamble.

           "Exercise Price" shall mean $.001 per share of Common Stock, subject to adjustment from time to time in the manner provided in the Warrant.

           "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

           "Holder" shall have the meaning given to such term in the Preamble.

           "HSR Act" shall mean the Hart-Scott Rodino Anti-Trust Improvements Act of 1976, as amended.

           "Person" is to be construed in the broadest sense, and shall include any natural person, company, partnership, joint venture, corporation, business trust, unincorporated organization or Governmental Authority.

           "Warrant" shall have the meaning given to such term in Section 2.2.

           "Warrant Shares" shall mean (a) the shares of Common Stock transferred or transferable upon exercise or exchange of a Warrant, (b) all other securities or other property transferred or transferable upon any such exercise or exchange in accordance with this Agreement, and (c) any securities of the Corporation or its successor distributed with respect to the securities referred to in the preceding clauses (a) and (b).


                                   ARTICLE II

                          CLOSING; ISSUANCE OF WARRANT

2.1.     Closing; Termination of Agreement.

         The closing (the "Closing") for the purchase, sale and delivery of the Warrant shall take place simultaneously with the closing under the Purchase Agreement of the transactions contemplated thereby. The date on which the Closing occurs is called the "Closing Date" herein. The obligations hereunder of each of Apollo and CEA at the Closing shall be subject to the satisfaction or waiver by Apollo or CEA, as the case may be, at or prior to the Closing, of the conditions set forth in Section 6(b) of the Purchase Agreement and the representations and warranties contained in Sections 3.1 and 3.2, respectively, being true and correct in all material respects on the Closing Date as if made on and as of the Closing Date. Anything contained herein to the contrary notwithstanding, this Agreement shall terminate simultaneously with the termination of the Purchase Agreement as between CEA and the Corporation, if the Closing hereunder shall not theretofore have occurred.

2.2.     Purchase and Sale of Warrant.

         At the Closing, Apollo shall execute, sell and deliver to CEA, and CEA shall purchase and take from Apollo, a warrant in substantially the form of Exhibit A, and otherwise in form and substance satisfactory to Apollo and CEA (the "Warrant"), evidencing the right to purchase a total of 197,531 shares of Common Stock of the Corporation, comprised of 180,109 shares to be purchased from AIF, 6,657 shares to be purchased from Apollo UK and 10,765 shares to be purchased from Overseas, at a price per share equal to the Exercise Price. The purchase price to be paid at the Closing by CEA to Apollo for the Warrant shall be $7,999,807.80, and shall be payable at the Closing by wire transfer of immediately available funds (i) in an amount equal to $7,294,234.30 to an account or accounts designated by AIF, (ii) in an amount equal to $269,601.84 to an account or accounts designated by Apollo UK and (iii) in an amount equal to $435,971.73 to an account or accounts designated by Overseas. The number of Warrant Shares which may be purchased upon exercise of such Warrant and the Exercise Price to be paid for such Warrant Shares are subject to adjustment in the manner provided in the Warrant.

                             ARTICLE III

3.1.     Representations and Warranties of Apollo.

         Apollo hereby makes the following representations and warranties to CEA, which representations and warranties shall survive the execution hereof.

         (a) Apollo has the right, power and authority to execute, deliver and perform the terms and provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Apollo and no other proceedings on the part of Apollo are necessary to authorize this Agreement or to consummate the transactions so contemplated.

         (b) The execution, delivery and performance by Apollo of the terms and provisions of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of any agreement or instrument to which Apollo is a party or by which it is bound, or to which any of its properties or assets is subject, or of any applicable law. Apollo has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligations of Apollo, enforceable against Apollo in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (c) No consent, authorization or order of, or filing or registration with, any governmental authority or other person including, without limitation, the HSR Act, is required to be obtained or made by Apollo for the execution, delivery and performance by Apollo of this Agreement or the consummation of any of the transactions contemplated hereby except for those that will have been made or obtained on or prior to the Closing Date.

3.2.     Representations, Warranties, Etc. of CEA.

         CEA hereby represents, warrants, acknowledges and agrees to and with Apollo as follows, which representations, warranties, acknowledgments and agreements shall survive the execution hereof.

         (a) CEA has the right, power and authority to execute, deliver and perform the terms and provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by CEA and no other proceedings on the part of CEA are necessary to authorize this Agreement or to consummate the transactions so contemplated.

         (b) The execution, delivery and performance by CEA of the terms and provisions of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of any agreement or instrument to which CEA is a party or by which it is bound, or to which any of its properties or assets is subject, or of any applicable law. CEA has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligations of CEA, enforceable against CEA in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (c) No consent, authorization or order of, or filing or registration with, any governmental authority or other person including, without limitation, the HSR Act, is required to be obtained or made by CEA for the execution, delivery and performance by CEA of this Agreement or the consummation of any of the transactions contemplated hereby except for those that will have been made or obtained on or prior to the Closing Date.

         (d) CEA has conducted its own due diligence in connection with its investment in the Warrant and the Warrant Shares and regarding the Corporation and Living Centers of America, Inc., and GranCare, Inc., and Apollo may therefore have information different from, or additional to, the information possessed by CEA. In addition, although Apollo may have shared information received by them (including information contained in third party reports prepared for Apollo) with CEA, no representation or warranty is being made with respect to such information by Apollo or any such third party.

         (e) (i) The Warrant and all Warrant Shares purchased or otherwise acquired by CEA pursuant to the Warrant are being or will be acquired by CEA for its own account for investment and not with a view to resale or distribution within the meaning of the Securities Act of 1933, as amended (the "Act") in a manner that violates the Act, (ii) CEA is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act or a "qualified institutional buyer" as such term is defined in Rule 144A of the Act, (iii) CEA's financial situation is such that it can afford to bear the economic risk of holding the Warrant and the Warrant Shares for an indefinite period of time and suffer complete loss of its investment, (iv) CEA's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares, and (v)

CEA will not sell or otherwise dispose of the Warrant or any Warrant Shares except in compliance with the Act, the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and the terms of this Agreement, the Stockholders Agreement and the Proxy Agreement (each as defined in the Purchase Agreement). By making payment for, or taking delivery of, any Warrant Shares, CEA shall be deemed to have reaffirmed such representation at and as of the date of such payment or delivery.

         (f) CEA will be unable to sell the Warrant or any Warrant Shares without either registration under the Act or the existence of an exemption from such registration requirement, and that the shares of LCA Common Stock (as defined in the Purchase Agreement) into which the original shares will convert by virtue of the Merger (as defined in the Purchase Agreement), will by virtue of Rule 145 adopted by the Commission be subject to significant restrictions on resale so long as the Proxy Agreement remains in effect.

         (g) Each certificate delivered to represent the Warrant or issued to represent Warrant Shares, or any certificate issued in exchange for any similarly legended certificate, shall bear the following legend until such time as, in the opinion of counsel reasonably acceptable to Apollo, the legend specified below is no longer required under the applicable requirements of the Act or applicable state securities or "blue sky" laws:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         (h) Neither Apollo nor the Corporation shall have any liability or obligation whatsoever to a Holder who is a Regulated Holder (as defined in the form of Warrant attached hereto) with respect to any Regulatory Problem (as defined in the form of Warrant attached hereto) that such Holder may have as a result of this Purchase Agreement or transactions contemplated hereby (except that this sentence shall not in any way amend, modify or otherwise affect in any way the provisions of Section 6.4 of the Stockholders Agreement (as defined in the Purchase Agreement).

                              ARTICLE IV

                             MISCELLANEOUS

4.1      Notices.

         All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be in writing (i) delivered personally, (ii) sent by nationally-recognized overnight courier, (iii) sent by first class, registered or certified mail, return receipt requested or (iv) sent by facsimile, in each case to such party at its address on the signature attached hereto. Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery,
(ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

4.2.     Amendments and Waivers.

         Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by Apollo and the Holder.

4.3.     Assignment of Agreement.

         Neither this Agreement nor any right, benefit or obligation hereunder may be assigned, transferred or delegated by any party hereto except with the prior written consent of the other parties hereto; provided, however, that a party may assign its rights or delegate its obligations hereunder to one or more of its Affiliates without such consent so long as such Affiliate agrees in writing for the benefit of the other parties hereto to be bound by and to comply with this Agreement.

4.4.     Counterparts.

         This Agreement may be executed in two or more counterparts each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

4.5.     Governing Law.

         ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

4.6.     Headings.

         Section headings in this Agreement have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

4.7.     Binding Effect.

         Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by Apollo and its successors and permitted assigns and CEA and any permitted subsequent holders of Warrants or Warrant Shares and their respective successors and permitted assigns, so long as they hold Warrants or Warrant Shares.

4.8.     Further Assurances.

         Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

4.9.     Tax Treatment

         Apollo and CEA agree that the Closing and the issuance of the Warrant constitute for federal, state and local income tax purposes a purchase of the Warrant Shares by the Holders at the Closing for an amount equal to the purchase price paid at closing plus the aggregate Exercise Price with respect to the Warrant Shares. Apollo and the Holders covenant and agree to file all income tax returns and reports in a manner consistent with the preceding sentence.

4.10.    Specific Performance.

         Due to the fact that the securities of the Corporation cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

                                   * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers, all as of the date and year first above written.

                             APOLLO INVESTMENT FUND III, L.P.
                             By:  Apollo Advisors II, L.P.
                                     its General Partner
                             By:   Apollo Capital Management II, Inc.
                                     its General Partner

                             By: /s/ Laurence M. Berg
                                ----------------------------------------
                             Name: Laurence M. Berg
                             Title: VP

                             Address:
                             1999 Avenue of the Stars, Suite 1900
                             Los Angeles, California 90067
                             Attention:  Peter P. Copses
                             Telecopy No.: (310) 201-4166

                             with a copy of notices and other communications to:

                             Sidley & Austin
                             555 West Fifth Street, Suite 4000
                             Los Angeles, California 90013
                             Attention: Robert W. Kadlec, Esq.
                             Telecopy No.: (213) 896-6600

                             APOLLO UK PARTNERS III, L.P.
                             By:  Apollo Advisors II, L.P.
                                     its General Partner
                             By:   Apollo Capital Management II, Inc.
                                     its General Partner

                             By: /s/ Laurence M. Berg
                                -------------------------------------------
                             Name: Laurence M. Berg
                             Title: VP

                             Address:
                             1999 Avenue of the Stars, Suite 1900
                             Los Angeles, California 90067
                             Attention:  Peter P. Copses
                             Telecopy No.: (310) 201-4166

                             with a copy of notices and other communications to:

                             Sidley & Austin

                             555 West Fifth Street, Suite 4000
                             Los Angeles, California 90013
                             Attention: Robert W. Kadlec, Esq.
                             Telecopy No.: (213) 896-6600

                             APOLLO OVERSEAS PARTNERS III, L.P.
                             By:  Apollo Advisors II, L.P.
                                     its General Partner
                             By:   Apollo Capital Management II, Inc.
                                     its General Partner

                             By: /s/ Laurence M. Berg
                                ------------------------------------
                             Name: Laurence M. Berg
                             Title: VP

                             Address:
                             1999 Avenue of the Stars, Suite 1900
                             Los Angeles, California 90067
                             Attention:  Peter P. Copses
                             Telecopy No.: (310) 201-4166

                             with a copy of notices and other communications to:

                             Sidley & Austin
                             555 West Fifth Street, Suite 4000
                             Los Angeles, California 90013
                             Attention: Robert W. Kadlec, Esq.
                             Telecopy No.: (213) 896-6600

                             CHASE EQUITY ASSOCIATES, L.P.

                             By:  Chase Capital Partners
                                     its General Partner

                             By: /s/ Brian J. Richmand
                                --------------------------------
                                         Partner

                             Address:  380 Madison Avenue, 12th Floor
                             New York, New York 10017
                             Attention: Christopher C. Behrens
                             Telecopy No.: (212) 622-3101


                             with a copy of notices and other communications to:

                             O'Sullivan Graev & Karabell, LLP
                             30 Rockefeller Plaza
                             New York, New York 10112
                             Attention: Michael F. Killea, Esq.
                             Telecopy No.: (212) 408-2420

                                                  EXHIBIT A TO WARRANT AGREEMENT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT OR LAWS AND THE RULES AND REGULATIONS THEREUNDER. IN ADDITION, THIS WARRANT, AND THE WARRANT SHARES TRANSFERABLE UPON THE EXERCISE HEREOF, ARE SUBJECT TO THE TERMS OF (A) THE STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER __, 1997, BY AND AMONG PARAGON HEALTH NETWORK, INC., AND THE STOCKHOLDERS PARTY THERETO, AND (B) THE PROXY AND VOTING AGREEMENT DATED AS OF OCTOBER __, 1997, BY AND AMONG APOLLO MANAGEMENT, L.P., AND THE STOCKHOLDERS PARTY THERETO.

                                                               October __, 1997

                       Warrant to Purchase 197,531 Shares
                        of Common Stock, $.01 par value,
             of Apollo LCA Acquisition Corp., a Delaware corporation
             -------------------------------------------------------

         This certifies that, for value received, Chase Equity Associates, L.P., a California limited partnership ("CEA"; and together with its successors and assigns (the "Holder"), is entitled to purchase from APOLLO INVESTMENT FUND III, L.P., a Delaware limited partnership ("AIF"), APOLLO UK PARTNERS III, L.P., a Delaware limited partnership ("Apollo UK"), and APOLLO OVERSEAS PARTNERS III, L.P., a Delaware limited partnership ("Overseas," and together with AIF and Apollo UK, "Apollo"), an aggregate of 197,531 shares of Common Stock, $.01 par value (the "Corporation Common Stock"), of APOLLO LCA ACQUISITION CORP., a Delaware corporation (the "Corporation"), at a per share price equal to U.S. $0.001 (as adjusted from time to time as provided in Section 3 hereof, the "Exercise Price"), at any time or from time to time after the date hereof.

         This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant (other than differences in the number of Warrant Shares issuable), entitling the holders of such Warrants (collectively, the "Holders" and each, individually, a "Holder") initially to purchase up to an aggregate of 197,531 shares of Corporation Common Stock, comprised of 180,109 shares to be purchased from AIF, 6,657 shares to be purchased from Apollo UK and 10,765 shares to be purchased from Overseas. The Warrants have been issued pursuant to a certain Warrant Purchase Agreement dated as of September 17, 1997 (as amended from time to time, the "Purchase Agreement"), between AIF, Apollo UK, Overseas and CEA.

         Certain terms used in this Warrant are defined in Section 11 herein.

        SECTION 1. Exercise of Warrant.

         (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part at any time or from time to time (provided that any such exercise shall be deemed to have been made pro rata with respect to the Warrant Shares held by each of AIF, Apollo UK and Overseas), by delivering to Apollo at their office set forth on the signature pages hereof (or at such other office of Apollo as they may designate by notice in writing to the Holder at the address of such Holder appearing on the signature pages hereof), the following three items:

                 (i) a written notice executed by the Holder (or its authorized representative) electing to exercise all or any portion of this Warrant, and if the Holder is exercising this Warrant in part, identifying the number of Warrant Shares to be acquired, such notice to be substantially in the form of the Notice of Exercise attached hereto,

                 (ii) this Warrant, and

                 (iii) payment to each of AIF, Apollo UK and Overseas of the Exercise Price for each share being purchased from it by delivery of any combination of one or more of the following:

                          (A) cash, wire transfer or check, and/or

                          (B) delivery of securities of the Corporation valued for such purposes at their Market Price (as defined below) on the date of exercise.

Upon any exercise of this Warrant, if the Warrant Shares are to be transferred to a Person other than the Holder, the Notice of Exercise shall also state the name of the Person to whom the certificates for the Warrant Shares are to be transferred, and if the number of Warrant Shares to be transferred does not include all the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. In the event of any exercise of the rights represented by this Warrant, Apollo shall submit to the Corporation (or its transfer agent) within a reasonable period of time, not exceeding ten Business Days, after such exercise a certificate or certificates representing the Warrant Shares, and any other documentation reasonably requested by the Corporation (or its transfer agent), for transfer to the Person entitled to receive the same, such number of Warrant Shares to be transferred upon such exercise, and shall deliver to the Person entitled to receive the same, within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised. The Person in whose name any certificate for Warrant Shares is transferred upon exercise of this Warrant shall for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate. The Holder shall pay all expenses, transfer taxes and other charges payable in connection with the preparation and delivery of certificates for the Warrant Shares and new Warrants for any unexercised portion.

         (b) Anything contained in this Warrant to the contrary notwithstanding, if the Holder is a Regulated Holder, then in no event may such Regulated Holder exercise or assign or transfer this Warrant as any portion hereof to the extent that such exercise or assignment or transfer would result in such Regulated Holder having a Regulatory Problem, as determined by such Regulated Holder in its sole discretion. Apollo and the Corporation shall be entitled to rely on the Holder's determination of its status as a Regulated Holder and its determination as to whether or not it may have a Regulatory Problem, and neither Apollo nor the Corporation shall have any liability or obligation whatsoever to the Holder with respect to such determinations made by the Holder.

    SECTION 2. Covenants of Apollo.  Apollo covenants and agrees that:

         (a) Notwithstanding any other provision hereof, if the exercise of any portion of this Warrant is to be made in connection with a public offering of the Securities of the Corporation or sale of effective voting control of the Corporation, the exercise of any portion of this Warrant may, at the election of the Holder, be conditioned upon the consummation of the public offering or sale in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

         (b) Apollo shall not avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder hereof against impairment.

         (c) Apollo shall hold at all times a sufficient number of shares of Corporation Common Stock so that Apollo will be able to deliver to the Holder the number of Warrant Shares obtainable upon exercise of this Warrant (provided, however, that Apollo may transfer such shares of Corporation Common Stock to a third party, reasonably acceptable to the Holder, in connection with or upon the consummation of the sale or other transfer of Apollo's investment in the Corporation Common Stock, and upon such transfer and the execution and delivery to the Holder of a similar Warrant of like tenor by such transferee, Apollo and its affiliates and agents shall be released from their obligations under this Warrant).

    SECTION 3. Adjustment of Number of Shares and Exercise Price. In order to prevent dilution or avoidance of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3.

         (a) Subdivision or Combination of Corporation Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend or other distribution payable in shares of Corporation Common Stock, recapitalization or otherwise) the outstanding shares of Corporation Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of

Corporation Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

         (b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization (other than a subdivision or combination of Corporation Common Stock described in Section 3(a) hereof), reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets (determined on a consolidated basis) to another Person or other transaction which is effected in such a way that holders of Corporation Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, cash, securities or assets with respect to or in exchange for Corporation Common Stock is referred to herein as an "Organic Change". In the event of any Organic Change, the Holder shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, cash, securities or assets as such Holder would have received in connection with such Organic Change if such Holder had exercised such Warrant immediately prior to such Organic Change.

         (c) Notices. To the extent it receives written notice from the Corporation, Apollo shall:

                    (i) promptly upon any adjustment of the Exercise Price, give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment;

                    (ii) give written notice to the Holder promptly after becoming aware that the Corporation proposes to take any action or of the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Corporation Common Stock,
    (B) with respect to any pro rata subscription offer to holders of Corporation Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; and

                   (iii) also give written notice to the Holder of the date on which any Organic Change, dissolution or liquidation shall take place.

    SECTION 4. Dividends; Purchase Rights.

         (a) If the Corporation declares or pays a dividend upon the Corporation Common Stock payable (i) in cash out of earnings or earned surplus (determined accordance with generally accepted accounting principles, consistently applied) (a "Cash Dividend") or (ii) otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Corporation Common Stock (a "Liquidating Dividend"), then Apollo shall pay to the Holder of this Warrant at the time of payment thereof the Liquidating Dividend or Cash Dividend, as the case may be, which would have been paid to such Holder on the Warrant Shares had this Warrant been fully exercised immediately prior to the date on which a record is taken for such

Liquidating Dividend or Cash Dividend, as the case may be, or, if no record is taken, the date as of which the record holders of Corporation Common Stock entitled to such dividends are to be determined.

         (b) If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Corporation Common Stock (the "Purchase Rights"), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate number or amount of such stock, warrants, securities or other property which such Holder could have acquired if such Holder had held the Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Corporation Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

    SECTION 5. No Voting Rights. The Holder shall not be entitled to any voting rights as a stockholder of the Corporation by reason of the rights granted under this Warrant until the Holder shall purchase shares of Corporation Common Stock hereunder.

         SECTION 6. Exchange and Transfer of Warrant.

         (a) Exchange of Warrant. The Holder may exchange this Warrant for another Warrant or Warrants of like kind and tenor representing in aggregate the right to purchase the same number of Warrant Shares which could be purchased pursuant to this Warrant. In order to effect such exchange, the Holder shall deliver this Warrant to Apollo accompanied by a written request signed by the Holder specifying the number and denominations of Warrants to be issued in such exchange and the names in which such Warrants are to be issued. As soon as reasonably practicable after receipt of such a request, Apollo shall execute and deliver to the Holder the Warrant or Warrants to be issued in such exchange.

         (b) Transfer of Warrant. This Warrant may be transferred by the Holder hereof (but only with the prior written consent of Apollo if the transferee is not an Affiliate of CEA) by delivering this Warrant to Apollo accompanied by a properly completed Assignment Form and executed copies of the Stockholders Agreement dated as of October __, 1997, and the Proxy and Voting Agreement, dated as of October ___, 1997, duly executed by such transferee, the written affirmation by such transferee of the representations, warranties, acknowledgments and agreements contained in Section 3.2 of the Purchase Agreement, and any other documents reasonably requested by Apollo. As soon as reasonably practicable after receipt of such Assignment Form, Apollo shall execute and deliver to the Holder a new Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares which could be purchased pursuant to the Warrant being transferred. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be delivered to and shall remain with Apollo. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited and remain with Apollo in its discretion.

    SECTION 7. Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to Apollo of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to Apollo (it being understood and agreed that if the Holder of such Warrant is CEA or one of its Affiliates, then a written agreement of indemnity given by such Person alone shall be satisfactory to Apollo and no further security shall be required) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, Apollo will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

    SECTION 8. Successors. All the provisions of this Warrant by or for the benefit of the Issuer or the Holder shall bind and inure to the benefit of their respective successors and assigns.

    SECTION 9. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

    SECTION 10. Remedies; Amendment and Waiver.

         (a) No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof (except where a specific time period for the exercise of such power or right is expressly set forth herein), nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on any party in any case shall entitle such party to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder or the Issuer are cumulative and not exclusive of any rights or remedies which it would otherwise have.

         (b) This Warrant may only be amended or modified by a written instrument signed by the Holder and Apollo. The provisions of this Warrant may be waived only by a writing signed by the party to be charged with such waiver.

    SECTION 11. Severability. Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

    SECTION 12. Definitions, Interpretation.

         (a) Definitions The following terms have meanings set forth below:

                    (i) "Affiliate" means, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

                    (ii) "Applicable Law" means, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, treaties, judgments and decrees and all applicable official directives, rules, consents, approvals, authorizations, orders, guidelines and policies of any Governmental Authority or Persons having authority over or applicable to such Person or any of its assets or properties.

                    (iii) "Business Day" means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York.

                    (iv) "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                    (v) "Convertible Securities" means any stock or other securities convertible into or exchangeable for Corporation Common Stock.

                    (vi) "Governmental Authority" means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any political subdivision thereof, or of any other country.

                    (vii) "Options" means any rights or options to subscribe for or to purchase Corporation Common Stock.

                    (viii) "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

                    (ix) "Regulated Holder" means any holder of the Corporation's Securities that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y).

                    (x) "Regulatory Problem" means (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or CEA believes that there is a significant risk of such assertion) that such Person (or any bank holding company that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Corporation which such Person holds or (ii) when such Person and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of the Corporation than is permitted under any law or regulation or any requirement of any Governmental Authority applicable to such Person or to which such Person is subject.

                    (xi) "Securities" means, with respect to any Person, such Person's capital stock or any options, warrants or other Securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock (whether or not such derivative Securities are issued by the Corporation). Whenever a reference herein to Securities refers to any derivative Securities, the rights of CEA shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

                    (xii) "Subsidiary" means, with respect to the Corporation,
    (i) any Person of which either (x) 50% or more of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) a 50% or greater interest in the profits or capital of such Person, are at the time owned directly or indirectly through one or more Subsidiaries by the Corporation, or (ii) whose net earnings, or portions thereof, are consolidated with the net earnings of the Corporation and are recorded on the books of the Corporation for financial reporting purposes in accordance with generally accepted accounting principles.

                    (xiii) "US$" and "United States Dollars" shall each mean lawful currency of the United States.

                    (xiv) "Warrant Shares" means the shares of Corporation Common Stock issued or issuable upon exercise of this Warrant; provided however, that if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean the securities issuable upon exercise of this Warrant.

         (b) Terms Generally. The definitions contained in this Warrant shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

         (c) Currency. Unless otherwise specified herein, all statements or references to dollar amounts or $ set forth herein shall refer to United States Dollars.

    SECTION 13. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC

LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

    SECTION 14. Notices. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Warrant shall be in writing, (a) delivered personally, (b) sent by internationally-recognized overnight courier, (c) sent by first class, registered or certified mail, return receipt requested or (d) by telecopy, telegram or other means of recorded telecommunication with confirmed receipt (with hard copy to follow). Any notice, demand or request so delivered shall constitute valid notice under this Warrant and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, (ii) on the next Business Day after the date when sent, in the case of delivery by internationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) one business day after being sent by telecopy with confirmed receipt (with hard copy to follow). The mailing addresses of Apollo and CEA are set forth on the signature pages hereto. Any party hereto may, from time to time by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

    SECTION 15. Conflicting Agreements. Apollo shall not enter into any agreements or arrangements of any kind with any Person with respect to the Warrant Shares containing terms inconsistent with the provisions of this Warrant, including agreements or arrangements with respect to the acquisition or disposition of securities of the Corporation in a manner which is inconsistent with this Warrant.
                                        9

         IN WITNESS WHEREOF, the Issuer, has caused this Warrant to be executed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of the date first set forth above.

                                       [APOLLO]

                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                       Address: c/o Apollo Management, L.P.
                                       1999 Avenue of the Stars, Suite 1900
                                       Los Angeles, California 90067
                                       Attention: Michael D. Weiner, Esq.
                                       Telecopy No.: (310) 201-4166

ACCEPTED:

CHASE EQUITY ASSOCIATES, L.P.

By: Chase Capital Partners
Its General Partner


By:
   ---------------------------
        Partner

Address: 380 Madison Avenue, 12th Floor
New York, New York 10017
Attention: Christopher C. Behrens
Telecopy No.: (212) 622-3101

with a copy of notices and other communications to:

O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza
New York, New York 10112
Attention: Michael F. Killea, Esq.
Telecopy No.: (212) 408-2420

                                FORM OF EXERCISE
                     [To be signed upon exercise of Warrant]

         To APOLLO INVESTMENT FUND III, L.P., a Delaware limited partnership ("AIF"), APOLLO UK PARTNERS III, L.P., a Delaware limited partnership ("Apollo UK"), and APOLLO OVERSEAS PARTNERS III, L.P., a Delaware limited partnership ("Overseas"):

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,____ shares of Corporation Common Stock of Apollo LCA Acquisition Corporation and herewith tenders payment of [identify amount and form of payment] in full payment of the purchase price for such shares, and requests that such shares be transferred to, and the certificates for such shares be issued in the name of, and be delivered to, ______, whose address is
____________________.

         In connection with such exercise, the Holder hereby reaffirms the representations, warranties, acknowledgments and agreements contained in Section
3.2 of the Purchase Agreement (as defined in the within Warrant).

Dated:
      ------------------------
                                      ----------------------------------------
                                           (Signature)

                                           (Address)

                               FORM OF ASSIGNMENT
                  [To be signed only upon transfer of Warrant]

         For value received, the undersigned hereby sells, assigns and transfers unto ________________, all of the rights represented by the within Warrant to purchase shares of Common Stock of Apollo LCA Acquisition Corporation to which the within Warrant relates.

         Dated:
               ----------------------------


                                            ----------------------------------
                                                (Signature)

                                             (Address of Assignor)


Signed in the presence of:

Address of Assignee: